EXHIBIT 5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of common stock, $0.0001 par value per share, of United Homes Group, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an exhibit to such Statement.

Dated: May 9, 2023

/s/ MICHAEL NIERI	/s/ SHELTON TWINE
MICHAEL NIERI	SHELTON TWINE

/s/ PENNINGTON NIERI	/s/ MAIGAN NIERI
PENNINGTON NIERI	MAIGAN NIERI

/s/ PATRICK NIERI
PATRICK NIERI

PWN TRUST 2018 dated 7/17/2018	MEN TRUST 2018 dated 7/17/2018

/s/ Pennington Nieri	/s/ Maigan Nieri
Pennington Nieri, Co-Trustee	Maigan Nieri, Co-Trustee

/s/ Shelton Twine	/s/ Shelton Twine
Shelton Twine, Co-Trustee	Shelton Twine, Co-Trustee

PMN TRUST 2018 dated 7/17/2018

/s/ Patrick Nieri
Patrick Nieri, Co-Trustee

/s/ Shelton Twine
Shelton Twine, Co-Trustee